Exhibit 23

           Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Tyson Foods, Inc. of our report dated November 13, 2000, included in the 2000 Annual Report to Shareholders of Tyson Foods, Inc.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-30680; 333-02135; 2-81928; 2-44550; 33-
53028;  333-22883; 333-22881; 33-54716; and 33-53026, as amended by  33-
57515) pertaining to certain employee benefit plans of Tyson Foods, Inc. and the Registration Statement (Form S-3 No. 333-53171) and in the related Prospectus of our report dated November 13, 2000, with respect to the consolidated financial statements and schedule of Tyson Foods, Inc. included or incorporated by reference in this Annual Report (Form 10-K) for the year ended September 30, 2000.



                                             /s/ Ernst & Young LLP
December 8, 2000                             ---------------------
Little Rock, Arkansas                            Ernst & Young LLP